UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 12, 2003

(Date of earliest event reported)

MAIN STREET AND MAIN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-18668	11-2948370
(Commission File Number)	(IRS Employer Identification Number)

5050 N. 40TH STREET, SUITE 200 PHOENIX, ARIZONA 85018
(Address of Principal Executive Offices) (Zip Code)

(602) 852-9000
(Registrant’s telephone number, including area code)

Item 12.                               Results of Operations and Financial Condition.

The Company is furnishing this Report on Form 8-K in connection with the disclosure of information during a telephonic conference call on August 12, 2003 announcing second quarter 2003 earnings.

The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Exhibit 99.1    Transcript of telephonic conference call conducted on August 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET AND MAIN INCORPORATED

Date: August 18, 2003	By:	/s/ Bart A. Brown, Jr.
Bart A. Brown, Jr.
Chief Executive Officer

Date: August 18, 2003	By:	/s/ Michael Garnreiter
Michael Garnreiter
Executive Vice President and Chief Financial Officer